UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio 43035
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On August 11, 2014, The Delaware County Bank & Trust Company (the “Bank”), the wholly owned subsidiary of DCB Financial Corp (the “Company”), and the Company entered into an employment agreement with each of Ronald J. Seiffert, the President and Chief Executive Officer of the Bank and the Company, and J. Daniel Mohr, Executive Vice President and Chief Financial Officer of the Bank and the Company. These employment agreements supersede and replace any existing employment or change of control agreements with these executives, including the employment agreement among the Company, the Bank and Mr. Seiffert, dated September 29, 2011, and the extension of employment agreement among the Company, the Bank and Mr. Seiffert, dated December 12, 2013. The following description of the employment agreements is a summary of their material terms and does not purport to be complete, and is qualified in its entirety by reference to the employment agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Each employment agreement is effective as of August 11, 2014, and has an initial term ending on December 31, 2015. Thereafter, each of the employment agreements will automatically extend for successive two year terms, unless previously terminated, or unless either the Company or the executive provides timely written notice that the term will not be extended. Mr. Seiffert will receive a base annual salary of $225,000 and Mr. Mohr will receive a base annual salary of $185,000. In addition to the base annual salary, the employment agreements provide for, among other things, participation in incentive programs and other employee benefit plans and other fringe benefits applicable to executive employees.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” each executive is entitled to receive a severance benefit equal to the greater of the unpaid compensation and benefits that would have been paid under the terms of the employment agreement if the executive had remained employed, or the unpaid compensation and benefits that would have been paid under the terms of the employment agreement (including any accrued bonus) for a period of one year following the termination.

Upon the termination of the executive without cause or the voluntary termination by the executive with good reason within twenty-four (24) months of a “change of control,” the executive will receive a lump sum payment equivalent to a multiple of the average annual cash compensation amount paid to the executive during the three (3) full taxable years preceding the change of control. The multiple is three (3) times such average annual amount in the case of Mr. Seiffert and two (2) times the average annual amount in the case of Mr. Mohr. In addition, under such circumstances, each executive will also receive a lump sum payment equal to a multiple of the Company’s annual cost of providing health, life and long-term disability coverages and other fringe benefits equal to three (3) times such amount in the case of Mr. Seiffert and equal to two (2) times such amount in the case of Mr. Mohr. Further, if there is a change of control, then all forms of equity-based compensation, including unexpired stock options and unvested restricted stock, shall accelerate and become fully vested and, in the case of options, exercisable. In the event that any amounts payable under the employment agreements would be nondeductible to the Company or the Bank by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

The employment agreements also provide for a clawback of any incentive paid to, credit to an account on behalf or, or vested to the executive within the prior twenty-four (24) months under certain circumstances if it is later determined that the incentive is directly attributable to materially misleading financial statements. In addition, the executives have agreed not to compete with the Company and the Bank for a period of one (1) year following termination of employment anywhere in Delaware County, Ohio, or within a five (5) mile radius of any of the Bank’s branches.

Change of Control Agreements

On August 11, 2014, the Company entered into change of control agreements with Charles O. Moore, Executive Vice President Consumer Lending and Chief Risk Officer, and Daniel M. Roberts, Senior Vice President and Chief Credit Officer, who are named executive officers of the Company. The following description of the change of control agreements is a summary of their material terms and does not purport to be complete, and is qualified in its entirety by reference to the form of change of control agreement and table of named executive officers with change of control agreements, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

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Under the change of control agreements, upon the termination of an executive’s employment other than for “cause” or voluntary termination by such executive as a result of a “constructive termination,” such executive will receive a lump sum payment equivalent to a percentage of such executive’s base salary in effect at the date of termination. The percentage is 200% of base salary in the case of Mr. Moore and 100% of base salary in the case of Mr. Roberts. In addition, all of such executive’s unvested stock options and restricted stock shall accelerate and become fully vested and, in the case of options, fully exercisable. Further, such executive shall be entitled to be reimbursed for such executive’s share of COBRA premiums for health care coverage until the earlier of (i) the date that such executive is no longer eligible to receive continuation coverage pursuant to COBRA, (ii) twenty-four (24) months following termination of such executive, or (iii) such shorter period of time until such executive obtains new employment offering health insurance coverage. In the event that any amounts payable under the change of control agreements would be nondeductible to the Company or the Bank by reason of Section 280G of the Code, then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

Item 7.01.        Regulation FD Disclosure.

On July 24, 2014, the Company issued a press release announcing its unaudited results of operations and financial condition for and as of, respectively, the three and six months ended June 30, 2014 (the “Earnings Release”), which was furnished as Exhibit 99.1 to a Current Report on Form 8-K, dated July 24, 2014. The information in the Earnings Release is updated and qualified as a result of the subsequent event that took place after the issuance of the Earnings Release and that is described below.

Subsequent Event

In August 2014, the Company identified two loans which were less than 90 days past due and on accrual status at June 30, 2014, but which, due to changes in circumstances relative to these loans, the Company determined these loans should be on nonaccrual status as of June 30, 2014. The two loans had an aggregate principal balance of $435,000, and accrued interest as of June 30, 2014 aggregating $24,000.

The Company’s Form 10-Q for the quarter ended June 30, 2014, which was filed on August 14, 2014 (the “Form 10-Q”), reflects changes to the financial statements and other disclosures originally reported in the Earnings Release, which were made necessary by the updated reclassification of these loans to nonaccrual status. Total nonaccrual loans reported in our Form 10-Q are higher than the amount reported in the Earnings Release by the aggregate principal amount of these two loans. Net interest income and net income for the three months and six months ended June 30, 2014, as reported in the Form 10-Q are lower than the respective amounts reported in the Earnings Release. Changes to all related ratios and calculations included in the Earnings Release, none of which are material, have been reflected and updated in the Form 10-Q.

Item 8.01.        Other Events

On July 24, 2014, Thomas R. Whitney retired as Corporate Secretary of the Company. On July 24, 2014, the Board of Directors of the Company appointed the Company’s Executive Vice President and Chief Financial Officer, J. Daniel Mohr, as Corporate Secretary.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

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Exhibit
Number	Description

10.1	Employment Agreement, dated August 11, 2014, by and among the Company, the Bank and Ronald J. Seiffert.
10.2	Employment Agreement, dated August 11, 2014, by and among the Company, the Bank and J. Daniel Mohr.
10.3	Form of Change of Control Agreement
10.4	Schedule of Named Executive Officers with a Change of Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP

Date: August 15, 2014
	By:	/s/ J. Daniel Mohr

J. Daniel Mohr
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement, dated August 11, 2014, by and among the Company, the Bank and Ronald J. Seiffert.
10.2	Employment Agreement, dated August 11, 2014, by and among the Company, the Bank and J. Daniel Mohr.
10.3	Form of Change of Control Agreement
10.4	Schedule of Named Executive Officers with a Change of Control Agreement

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